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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): MARCH 18, 1997



                                   ITRON, INC.
               (Exact name of registrant as specified in charter)


         WASHINGTON                        0-22418                            91-1011792
(State or other jurisdiction of     (Commission File Number)      (IRS Employer Identification No.)
       incorporation)

                            2818 NORTH SULLIVAN ROAD
                         SPOKANE, WASHINGTON 99216-1897
               (Address of principal executive offices) (Zip Code)



                                 (509) 924-9900
              (Registrant's telephone number, including area code)




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

          EXHIBIT NO.        DESCRIPTION
          -----------        -----------
              4.1            Indenture dated as of March 12, 1997 between Itron,
                             Inc. and Chemical Trust Company of California, as
                             Trustee.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         On March 18, 1997, Itron, Inc., a Washington corporation ("Itron" or the "Company"), sold $60,000,000 aggregate principal amount of 6-3/4% Convertible Subordinated Notes due 2004 (the "Notes"). The Notes mature on March 31, 2004. Interest on the Notes is payable in cash semiannually on March 31 and September 30 of each year, commencing on September 30, 1997. The Notes are convertible, in whole or in part, into shares of Common Stock of Itron at a conversion price of $23.70 per share (equivalent to a conversion rate of 42.194 shares per $1,000 principal amount of Notes) at any time at the option of the holder beginning 60 days following the closing of the offering (i.e. May 17, 1997), subject to adjustment in certain circumstances.

         The Notes are redeemable, in whole or in part, at the option of the Company on or after April 4, 2000 at the following redemption prices (expressed as percentages of principal amount) if redeemed during the 12-month period beginning on April 4 of the years set forth below:

             YEAR                         PERCENTAGE
             ----                         ----------
             2000                          103.375%
             2001                          102.250%
             2002                          101.125%

and thereafter at 100% of the principal amount thereof, in each case together with accrued and unpaid interest to (but not including) the redemption date.

         If a "Change in Control" (as defined in the Indenture for the Notes) of the Company were to occur, each holder of Notes would be entitled to require the Company to purchase its Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. No sinking fund is provided for the Notes, which are general unsecured obligations of the Company. The payment of the principal of and premium, if any, and interest on the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all "Senior Indebtedness" (as defined in the Indenture for the Notes) of the Company and effectively subordinated in right of payment to the prior payment in full of all indebtedness and other liabilities of the Company's subsidiaries. The Indenture does not restrict the Company's ability to incur Senior Indebtedness.

         The Notes were sold by the Company to Credit Suisse First Boston Corporation and Hambrecht & Quist LLC, as initial purchasers (together, the "Initial Purchasers"), in reliance on the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Purchase Agreement between the Company and the Initial Purchasers dated


                                       1

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March 12, 1997. The consideration received by the Initial Purchasers was 3% of the aggregate offering price of $60,000,000, or $1,800,000. The Company granted to the Initial Purchasers a 30-day option to purchase an additional $9 million aggregate principal amount of Notes to cover over-allotments, if any.

         The Company has been advised that the Initial Purchasers subsequently resold the Notes in the United States to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and outside the United States in offshore transactions to investors in reliance on Regulation S under the Securities Act. Of the total amount of Notes sold, $55,650,000 were sold under Rule 144A and $4,350,000 were sold in reliance on the exemption from registration provided by Regulation S.

         The Company has agreed pursuant to a Registration Rights Agreement to
(i) file a Shelf Registration Statement with respect to the Notes and the Common Stock issuable upon the conversion thereof within 90 days following the first date of initial issuance of the Notes, (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective within 120 days after the first date of initial issuance of the Notes, and (iii) keep the Shelf Registration Statement effective after its effective date for as long as shall be required under Rule 144(k) under the Securities Act or any successor rule or regulation thereto. Upon the failure by the Company to comply with these obligations, interest payable on the Notes will be increased by 50 basis points.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       ITRON, INC.



                                   By: /s/ David G. Remington
                                       -----------------------------------------
                                           David G. Remington
                                           Chief Financial Officer
                                           (Authorized Officer and Principal
                                           Financial Officer)



Dated:  March 27, 1997




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
                                  EXHIBIT INDEX



          EXHIBIT NO.        DESCRIPTION
          -----------        -----------
              4.1            Indenture dated as of March 12, 1997 between Itron,
                             Inc. and Chemical Trust Company of California, as
                             Trustee.



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